Exhibit 99.1

      CIMAREX ENERGY REPORTS FIRST-QUARTER 2006 EARNINGS OF $1.29 PER SHARE

    DENVER, May 5 /PRNewswire-FirstCall/ -- Cimarex Energy Co. (NYSE: XEC) today reported first-quarter 2006 net income of $110.2 million, or $1.29 per share. This compares to first-quarter 2005 earnings of $43.4 million, or $1.00 per diluted share.

    Revenues from oil and gas sales in the first quarter of 2006 were $322.0 million, compared to $137.4 million in the same period of 2005. First-quarter 2006 cash flow from operations totaled $227.1 million versus $101.1 million in the same period of 2005(1).

    The increases in revenues, earnings and cash flow are due to higher production and prices.

    First-quarter 2006 oil and gas production averaged 460.1 million cubic feet equivalent per day (MMcfe/d), a 91 percent increase over the 240.4 MMcfe/d in the same period a year earlier. Gas production rose 84 percent to 361.3 million cubic feet per day and oil volumes increased 122 percent to 16,464 barrels per day.

    The increase in production is attributable to the addition of Magnum Hunter operations in June 2005 and continued positive drilling results. Partially offsetting these gains were hurricane-related disruptions (18 MMcfe/d) and property divestitures (13 MMcfe/d).

    First-quarter 2006 gas prices increased 20 percent to $7.19 thousand cubic feet (Mcf) and oil rose 26 percent to $59.57 per barrel.

    First quarter of 2006 includes a $15.6 million pre-tax gain on derivative instruments associated with swaps and collars assumed as part of the Magnum Hunter acquisition which do not qualify for hedge accounting. First-quarter 2006 payments on these derivative instruments totaled $7.4 million.

    Capital

    First-quarter 2006 exploration and development (E&D) expenditures totaled $273.2 million, up from $92.7 million in the first quarter of 2005. In the first quarter of 2006, we participated in drilling 170 gross (108.8 net) wells, with an overall success rate of 89 percent. We expect full-year 2006 exploration and development expenditures to approximate $1 billion.

    Outlook

    The following statements provide a summary of production and certain expense projections for the full-year 2006.

    Non-operated Gulf of Mexico production of 16 MMcfe/d was shut in at end of the first quarter of 2006 because of hurricane damage. The majority of this output is expected to be restored by the end of the second quarter of 2006. Based on planned capital spending, resumption of Gulf of Mexico volumes and numerous other factors related to production forecasts, full-year 2006 volumes are expected to range from 475-495 MMcfe/d.

    Expenses for 2006 are expected to fall within the following ranges summarized below:

Expenses ($/Mcfe):
  Production expense                                 $0.95 - $1.05
  Transportation expense                              0.11 -  0.14
  Depreciation, depletion and amortization            2.20 -  2.25
  General and administrative expense                  0.25 -  0.28
  Production taxes (% of oil and gas revenue)         6.5% -  7.5%

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    Conference call and web cast

    Cimarex will host a conference call on Friday May 5, 2006 at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive conference call, please dial 866-406-5369 and reference call ID # 7257494 ten minutes before the scheduled start time. A digital replay will be available for one week following the live broadcast at 877-519-4471 by using the conference ID # 7257494. The listen-only web cast of the call will be accessible via www.cimarex.com.

    About Cimarex Energy

    Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Gulf Coast, Permian Basin of West Texas and New Mexico and Gulf of Mexico areas of the U.S.

    This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

    (1) Cash Flow from Operations is a non-GAAP financial measure that represents Net Cash Provided By Operating Activities adjusted for the change in operating assets and liabilities. See below for a reconciliation of the related amounts.

                            PRICE AND PRODUCTION DATA

                                                   For the Three Months Ended
                                                             March 31
                                                   ---------------------------
                                                       2006           2005
                                                   ------------   ------------
Gas Production:
    Total production - Mcf                           32,514,466     17,636,397
    Gas volume - Mcf per day                            361,272        195,960
    Gas price - per Mcf                            $       7.19   $       6.00

Oil Production (including NGL):
    Total production - barrels                        1,481,761        666,354
    Oil volume - barrels per day                         16,464          7,404
    Oil price - per barrel                         $      59.57   $      47.28

                     OIL AND GAS CAPITALIZED COSTS INCURRED

                                                   For the Three Months Ended
                                                             March 31
                                                   ---------------------------
                                                       2006           2005
                                                   ------------   ------------
                                                         (in thousands)

Exploration and development                        $    273,231   $     92,737
Acquisitions of  other  properties                        2,862            243
    Oil and gas expenditures                            276,093         92,980

Sale proceeds                                                --            (14)
                                                   $    276,093   $     92,966

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                   RECONCILIATION OF CASH FLOW FROM OPERATIONS

                                                   For the Three Months Ended
                                                             March 31
                                                   ---------------------------
                                                       2006           2005
                                                   ------------   ------------
                                                         (in thousands)

Net cash provided by operating activities          $    228,015   $     96,428
     Increase  in operating assets
         and liabilities                                   (898)         4,641

Cash flow from operations                          $    227,117   $    101,069

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program. It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

                     CONDENSED INCOME STATEMENTS (unaudited)

                                                   For the Three Months Ended
                                                            March 31
                                                   ---------------------------
                                                       2006           2005
                                                   ------------   ------------
                                                    (In thousands, except per
                                                            share data)
Revenues:
  Gas sales                                        $    233,723   $    105,874
  Oil sales                                              88,272         31,508
  Gas gathering, processing, and net marketing           13,255            562
                                                        335,250        137,944
Costs and expenses:
  Depreciation, depletion and amortization               90,628         38,085
  Asset retirement obligation accretion                   1,448            385
  Production                                             41,772         10,171
  Transportation                                          4,308          2,474
  Gas gathering and processing                            6,553             53
  Taxes other than income                                23,546         10,895
  General and administrative                             10,885          7,892
  Stock compensation                                      1,968          1,225
  Expenses related to merger                                 31             --
  Gain on derivative instruments                        (15,567)            --
                                                        165,572         71,180

Operating income                                        169,678         66,764

Other income and expense:
  Interest expense                                        6,490            188
  Capitalized interest                                   (6,219)            --
  Other, net                                             (4,287)        (1,241)

Income before income tax expense                        173,694         67,817
Income tax expense                                       63,543         24,452

Net income                                         $    110,151   $     43,365

Earnings per share:
    Basic                                          $       1.33   $       1.04
    Diluted                                        $       1.29   $       1.00

Weighted average shares outstanding:
  Basic                                                  82,633         41,749
  Diluted                                                85,242         43,218

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                   CONDENSED CASH FLOW STATEMENTS (unaudited)

                                                   For the Three Months Ended
                                                            March 31
                                                   ---------------------------
                                                       2006           2005
                                                   ------------   ------------
                                                         (In thousands)
Cash flows from operating activities:
 Net income                                        $    110,151   $     43,365
 Adjustment to reconcile net income to net
  cash provided by operating activities:
   Depreciation, depletion and amortization              90,628         38,085
   Asset retirement obligation accretion                  1,448            385
   Deferred income taxes                                 46,681         17,312
   Stock compensation                                     1,968          1,225
   Derivative instruments                               (22,919)            --
   Other                                                   (840)           697
 Changes in operating assets and liabilities:
   Decrease in receivables, net                          28,525          7,871
   (Increase) in other current assets                   (14,448)        (7,414)
   (Decrease) in accounts payable
    and accrued liabilities                             (13,541)        (5,015)
   Increase (decrease)in other non-current
    liabilities                                             362            (83)
     Net cash provided by operating activities          228,015         96,428
Cash flows from investing activities:
 Oil and gas expenditures                              (218,963)       (96,473)
 Acquisition of oil and gas properties                   (2,862)          (243)
 Merger related costs                                      (469)            --
 Proceeds from sale of assets                                60             37
 Other expenditures                                      (5,729)        (3,093)
     Net cash used by investing
      activities                                       (227,963)       (99,772)
Cash flows from financing activities:
 Borrowings (payments) on long-term debt, net                --             --
 Treasury stock acquired                                (10,281)            --
 Dividends paid                                          (3,327)            --
 Proceeds from issuance of common stock and other         2,584            623
     Net cash (used in) provided by
      financing activities                              (11,024)           623
Net change in cash and cash equivalents                 (10,972)        (2,721)
Cash and cash equivalents at beginning of period         61,647        115,746
Cash and cash equivalents at end of period         $     50,675   $    113,025

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BALANCE SHEETS (unaudited)

                                                     March 31     December 31
                                                       2006          2005
                                                   ------------   ------------
                                                       (In thousands, except
                                                           share data)
                Assets
Current assets:
  Cash and cash equivalents                        $     50,675   $     61,647
  Receivables, net                                      261,003        289,184
  Inventories                                            41,100         34,784
  Deferred income taxes                                  15,248         17,959
  Other current assets                                   23,641         25,454

    Total current assets                                391,667        429,028

Oil and gas properties at cost, using the full
 cost method of accounting:
  Proved properties                                   3,793,939      3,602,797
  Unproved properties and properties
   under development, not being amortized               474,897        388,839
                                                      4,268,836      3,991,636
  Less -- accumulated depreciation,
   depletion and amortization                        (1,201,390)    (1,114,677)

    Net oil and gas properties                        3,067,446      2,876,959

Fixed assets, net                                        87,062         86,916

Goodwill                                                716,988        717,391

Other assets, net                                        75,320         70,041
                                                   $  4,338,483   $  4,180,335

     Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                 $     69,093   $     81,947
  Accrued liabilities                                   223,992        179,076
  Derivative fair value                                  19,007         41,926
  Revenue payable                                        96,137         94,469

    Total current liabilities                           408,229        397,418

Long-term debt                                          351,506        352,451

Deferred income taxes                                   761,760        717,790

Other liabilities                                       106,968        117,223

Stockholders' equity:
  Preferred stock, $0.01 par value,
   15,000,000 shares authorized, no
   shares issued                                             --             --
  Common stock, $0.01 par value,
   200,000,000 shares authorized,
   83,691,390 and 83,524,285 shares
   issued, respectively                                     837            835
  Treasury stock, at cost, 1,095,722
   and 1,146,822 shares held,
   respectively                                         (41,363)       (43,554)
  Paid-in capital                                     1,858,617      1,865,597
  Unearned compensation                                      --        (15,862)
  Retained earnings                                     891,848        788,356
  Accumulated other comprehensive income                     81             81
                                                      2,710,020      2,595,453
                                                   $  4,338,483   $  4,180,335

SOURCE  Cimarex Energy Co.
     -0-                             05/05/2006
     /CONTACT: Mark Burford, Director of Capital Markets of Cimarex Energy Co., +1-303-295-3995/
     /Web site:  http://www.cimarex.com /
     (XEC)